UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2012
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
The information reported below in Item 4.02 is incorporated herein.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On May 4, 2012, the Audit Committee of the Board of Directors of Ralcorp Holdings, Inc. (“Ralcorp”), upon the recommendation of Ralcorp’s management concluded that the previously issued fiscal 2011 financial statements contained in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the first quarter fiscal 2012 financial statements included in Ralcorp’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 should not be relied upon because of errors in those financial statements, and that Ralcorp would restate those financial statements to make the necessary accounting corrections. These errors relate to the previously disclosed $364.8 million goodwill impairment charge recorded by Ralcorp in the fourth quarter of fiscal 2011 related to Ralcorp’s Post brand cereal business.
Recently, in finalizing the accounting for the separation of what was the Post brand cereal business, Ralcorp identified an error in the amount of deferred tax liabilities used in its fourth quarter of fiscal 2011 goodwill impairment analysis. As a result of this error, the net book value of the net assets associated with the Post brand cereal business was understated and, by extension, the goodwill impairment recorded in the fourth quarter of fiscal 2011 was also understated. Ralcorp concluded that an additional after-tax impairment charge of approximately $54 million should have been reflected in the fourth quarter of fiscal 2011. The error had no impact on the statement of operations for the period ended December 31, 2011 and will not have any impact on the statement of operations for the period ended March 31, 2012.
On May 5, 2012, based on the recommendation of Post Holdings, Inc. (the “Company”) management, the Audit Committee (the “Committee”) of the Board of Directors of the Company concluded that the combined financial statements for the fiscal year ended September 30, 2011 included in the Company’s Registration Statement on Form 10, and the combined financial statements for the fiscal quarter ended December 31, 2011 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011, similarly should no longer be relied upon because of the same error in those financial statements and that the Company would restate those financial statements to make the necessary accounting corrections.
The errors do not affect the Company’s revenue, liquidity or cash flow. In addition, the errors do not impact the Company’s compliance with financial covenants under the Company’s credit facility or indenture. The Company has informed the administrative agent under its senior secured credit facilities of its intention to restate its financial statements. Accordingly, the Company has initiated discussions with the administrative agent regarding the possibility of obtaining waivers and/or amendments in order to address these issues to the extent necessary.
During the period of time covered by the financial statements that the Company plans to restate, the Company was a wholly-owned subsidiary of Ralcorp. Therefore, Ralcorp management was responsible for the Company’s accounting and reporting and internal control processes. In connection with this matter, Ralcorp management has determined that a material weakness in internal control over financial reporting existed as of September 30, 2011 and December 31, 2011 for Ralcorp. As a wholly-owned subsidiary of Ralcorp, the material weakness also existed at the Company as of September 30, 2011 and December 31, 2011. On February 3, 2012, the Company became a stand-alone independent public company through the completion of a tax free spin-off from Ralcorp. From that time forward the

Company’s management team is responsible for establishing its own internal control over financial reporting.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.
A copy of the Company’s press release announcing the restatement is attached as Exhibit 99.1 hereto and is incorporated by reference herein. In addition, the matters disclosed in this Current Report on Form 8-K and the press release attached hereto contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release attached as Exhibit 99.1 hereto.
Item 9.01.        Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

Exhibit 99.1	Press Release dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2012	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 7, 2012